UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Boots Capital Management, LLC (“Boots Capital”), together with the other Participants named herein (“Boots”), have filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of their slate of director nominees at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).  From time to time, Crown Castle and the other participants named herein may refer shareholders of the Corporation to such materials reproduced herein, recent articles or other materials. Certain of the materials disclosed herein may be reproduced on the Boots Capital campaign website at www.RebootCrownCastle.com.

On April 19, 2024, Bloomberg Law posted the following article relating to the Corporation that quotes a Boots Capital Spokesperson, a copy of which is set forth below.

Crown Castle Drops Board Expansion; Case to Leave Fast Track

Bloomberg Law

By Mike Leonard

19 April 2024

•	Ex-CEO argued adding seat would interfere with proxy battle
•	Both sides agree to ‘de-expedite’ contentious court dispute

Crown Castle Inc. has agreed to leave its new CEO out of an upcoming director election after ex-CEO Ted Miller argued in court that the board expansion interfered with his bid for seats.

Attorneys for both sides disclosed in a court filing Friday that Crown Castle had walked back its plan to nominate chief executive Steven Moskowitz as a director at its May 22 annual meeting. Miller, whose wide-ranging lawsuit says the cellular tower company’s board is trying to avoid a fair proxy fight, said previously that he backed Moskowitz but opposed adding a 13th seat to the board.

The two sides have also agreed for a second time to “de- expedite” the litigation in Delaware’s Chancery Court, according to the filing. The presiding judge, Vice Chancellor J. Travis Laster, has already put the case on a fast track, taken it off, and expedited it again in response to the dispute’s rapidly changing dynamics.

The company announced the partial truce in a statement, Friday that blasted the suit by Miller and his investment firm, Boots Capital Management LLC, as an effort to “interfere with Crown Castle’s critical strategic and operational initiatives.” Miller has assailed the board’s handling of Crown Castle’s fiber business.

“Although the company vigorously disputes the claims in the Boots Group’s lawsuit, Crown Castle has decided it will not include Steven Moskowitz on its slate,” the company’s statement said. “All the current independent directors of the board intend to vote to appoint Mr. Moskowitz to the board immediately after the 2024 annual meeting.”

A Boots Capital spokesperson criticized the company in a statement late Friday for having attempted to expand the board in the first place.

“Crown Castle’s board is so unaccustomed to being held accountable that it will only attempt to do the right thing after they have been sued,” the statement said. “This board seems to care more about words than actions, however, this much is clear: Under CCI’s current directors, shareholders have suffered tremendously and deserve better.”

Landmark Ruling

Miller’s lawsuit, filed in late February, originally challenged sections of Crown Castle’s cooperation agreement with activist hedge fund Elliott Investment Management LP, particularly its pledge to support Elliott’s director nominees. Counsel for Elliott, which is named as a defendant, also signed the joint court filing Friday.

The case is one of several parallel lawsuits to argue that similar shareholder agreements run afoul of Laster’s recent landmark ruling in a case involving investment bank Moelis & Co.

Veto Agreements

The judge pumped the brakes on the Crown Castle case in March after the company agreed to waive the board recommendation provision and take a fresh look at Miller’s director candidates. Laster also dismissed a parallel dispute involving L3Harris Technologies Inc. after it waived sections of its pact with DE Shaw & Co.

The moves scuttled the hopes of companies and lawyers seeking quick answers after the Moelis ruling upended the popular corporate practice of adopting shareholder agreements that hand some of the reins to founders, financial backers, or activist investors.

No Injunction Request

An investor in BioMarin Pharmaceutical Inc., which also has a cooperation agreement with Elliott, filed a similar lawsuit April 4, touting it as a chance to clear up the state of play. An influential state bar committee, the Council of the Corporation Law Section, has already proposed statutory amendments aimed at overturning the Moelis ruling.

Miller, who has said Crown Castle’s pledge to give his nominees a fresh look was a sham, is moving forward on an ordinary timeline with claims that the company’s directors breached their fiduciary duties. But he no longer intends “to seek injunctive relief ahead of the annual meeting (barring further developments),” according to Friday’s court filing.

Miller is represented by Heyman Enerio Gattuso & Hirzel LLP, Woolery & Co. PLLC, and Equity Litigation Group LLP. The company and its board are represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Elliott is represented by Quinn Emanuel Urquhart & Sullivan LLP.

The case is Miller v. Bartolo, Del. Ch., No. 2024-0176, letter filed 4/19/24.

INVESTOR AND MEDIA CONTACTS

Investors:

Morrow Sodali LLC

Paul Schulman/William Dooley/Jonathan Eyl

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Boots Parallel 1, LP, Boots, LP, Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC, 4M Management Partners, LLC, 4M Investments, LLC, WRCB, L.P., Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT BOOTS CAPITAL’S WEBSITE AT WWW.REBOOTCROWNCASTLE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE CORPORATION’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (800) 662-5200).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.